Amendment No. 3
                                       to
                                    Agreement
                               dated March 6, 1998


                  This Amendment No. 3 (the "Amendment"), dated as of July 16, 1998, amends the agreement, dated March 6, 1998 (the "Agreement") and as amended by Amendment No.1 and Amendment No. 2 thereto, dated as of May 20, 1998 and June 29, 1998, respectively, by and among Presidio Capital Corp., a corporation organized in the British Virgin Islands ("Presidio"), American Real Estate Holdings, L.P., a Delaware limited partnership ("AREH"), and Olympia Investors, L.P., a Delaware limited partnership ("Olympia"). Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Agreement.

                  The parties agree as follows:

                  1. Notwithstanding anything in the Agreement to the contrary, the Offers shall be extended until 5:00 p.m. on Friday, July 24, 1998.

                  2.       All references in the Agreement and in Amendment
No. 1 and Amendment No. 2 to "the agreement" or "this agreement" shall hereinafter be deemed to refer to the Agreement as amended by Amendment No. 1, Amendment No. 2 and this Amendment. Except as expressly amended by Amendment No. 1, Amendment No. 2 and hereby, the Agreement shall remain in full force and effect as originally executed by the parties.



                  3. This Amendment may be executed in counterparts, each of which shallbe considered an original, but both of which together shall constitute the same instrument.

                  IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

                                            PRESIDIO CAPITAL CORP.


                                         By:  /s/ Allan B. Rothschild
                                              --------------------
                                              Allan B. Rothschild
                                              Authorized Signatory


                                         OLYMPIA INVESTORS, L.P.

                                         By:  Olympia-GP, Inc.



                                         By:   /s/ Martin L. Hirsch
                                              Martin L. Hirsch, Vice President


                                         AMERICAN REAL ESTATE HOLDINGS, L.P.

                                         By:   American Property Investors, Inc.



                                       By:  /s/ Martin L. Hirsch
                                       Martin L. Hirsch, Vice President